Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1) Certificate of Amendment of Certificate of Trust (Name Change of Trust) effective May 1, 2014 – Filed as an exhibit to Post-Effective Amendment No. 79 to the Registrant’s Form N-1A Registration Statement on May 30, 2014 and incorporated herein by reference.

(a)(2) Amendment No. 32 to Trust Instrument of Voya Funds Trust effective May 1, 2014 to change name of each Series – Filed as an exhibit to Post-Effective Amendment No. 79 to the Registrant’s Form N-1A Registration Statement on May 30, 2014 and incorporated herein by reference.

(a)(3) Amendment No. 33 to Trust Instrument of Voya Funds Trust effective May 22, 2014 to establish Class R shares of Voya Short Term Bond Fund – Filed as an exhibit to Post-Effective Amendment No. 79 to the Registrant’s Form N-1A Registration Statement on May 30, 2014 and incorporated herein by reference.

(e)(1) Waiver letter dated August 1, 2014 between the Registrant and Voya Investments, LLC (with respect to the management fee for Class P shares of Voya Floating Rate Fund and Voya High Yield Bond Fund) – Filed as an exhibit to Post-Effective Amendment No. 80 to the Registrant’s Form N-1A Registration Statement on July 29, 2014 and incorporated herein by reference.

(e)(2) Expense Limitation Agreement between the Registrant and Voya Investments, LLC effective May 13, 2013 – Filed as an exhibit to Post-Effective Amendment No. 80 to the Registrant’s Form N-1A Registration Statement on July 29, 2014 and incorporated herein by reference.

(e)(3) Amended Schedule A effective July 31, 2014 to the Expense Limitation Agreement between the Registrant and Voya Investments, LLC dated May 13, 2013– Filed as an exhibit to Post-Effective Amendment No. 80 to the Registrant’s Form N-1A Registration Statement on July 29, 2014 and incorporated herein by reference.